                                                                    EXHIBIT 99.1

TIDEL
                                  NEWS RELEASE

CONTACT: Leonard Carr
         Vice President
         713-783-8200
         lcarr@tidelmail.com

FOR IMMEDIATE RELEASE

               TIDEL ENTERS AGREEMENT TO SELL ATM BUSINESS TO NCR

HOUSTON,  Texas --  February  25,  2005 -- Tidel  Technologies,  Inc.  (OTC Pink
Sheets: ATMS) and NCR Corporation (NYSE: NCR) have entered into an agreement for
NCR to acquire Tidel's automated teller machine (ATM) business.

For more information about the agreement, please refer to Tidel's Form 8-K to be filed later today.

Tidel also announced that it has retained the investment banking firm of Stifel,
Nicolaus & Company,  Inc. to sell its  remaining  timed-access  cash  controller business,  as required by Tidel's  November 2004  financing  agreement  with its lender.

ABOUT TIDEL

Tidel Technologies, Inc. is a manufacturer of automated teller machines and cash security  equipment  designed for specialty retail  marketers.  More information
about  the  company  and  its   products   may  be  found  on  the  Internet  at
http://www.tidel.com.

ABOUT NCR CORPORATION

NCR  Corporation  (NYSE:  NCR) is a leading global  technology  company  helping businesses build stronger relationships with their customers. NCR's ATMs, retail systems,  Teradata(R)  data  warehouses  and IT  services  provide  Relationship
Technology(TM)  solutions that maximize the value of customer  interactions  and help  organizations  create a stronger  competitive  position.  Based in Dayton,
Ohio, NCR (www.ncr.com) employs approximately 28,500 people worldwide.

ABOUT STIFEL, NICOLAUS & COMPANY, INCORPORATED

Stifel  Financial  Corp.  is a New York  Stock  Exchange  (NYSE:  SF)  financial services holding company whose  subsidiaries  are engaged in general  securities brokerage,  investment  banking,  and money  management  with 88 locations in 17

                                    - MORE-

NCR ENTERS AGREEMENT TO ACQUIRE TIDEL'S ATM BUSINESS

states, primarily in the Midwest. For information, contact Jeff Galgano at (303)
291-5301 or Marc Friedman at (303) 291-5365.

PRECAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS

THIS  PRESS  RELEASE   CONTAINS   STATEMENTS  THAT  CONSTITUTE   FORWARD-LOOKING
STATEMENTS WITHIN THE MEANING OF SECTION 21(E) OF THE SECURITIES EXCHANGE ACT OF
1934. THE STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND  UNCERTAINTIES,  INCLUDING
BUT NOT LIMITED TO TIDEL'S FINANCIAL POSITION AND WORKING CAPITAL  AVAILABILITY,
ABILITY TO REPAY ITS  INDEBTEDNESS,  THE LEVELS OF ORDERS WHICH ARE RECEIVED AND
CAN BE SHIPPED IN A QUARTER;  CUSTOMER ORDER PATTERNS AND SEASONALITY;  COSTS OF
LABOR, RAW MATERIALS, SUPPLIES AND EQUIPMENT; TECHNOLOGICAL CHANGES; COMPETITION
AND  COMPETITIVE  PRESSURES ON PRICING;  CHANGES IN THE COMPANY'S  RELATIONSHIPS
WITH  CUSTOMERS  OR  SUPPLIERS;  ACCEPTANCE  OF TIDEL'S  PRODUCT AND  TECHNOLOGY
INTRODUCTIONS  IN  THE   MARKETPLACE;   UNANTICIPATED   LITIGATION,   CLAIMS  OR
ASSESSMENTS;  TIDEL'S ABILITY TO REDUCE COSTS AND EXPENSES AND IMPROVE  INTERNAL
OPERATING  EFFICIENCIES;  THE  ECONOMIC  CONDITION  OF THE ATM  INDUSTRY AND THE
POSSIBILITY THAT IT IS A MATURE INDUSTRY;  THE FUTURE TRADING MARKET FOR TIDEL'S
SECURITIES;  AND ECONOMIC  CONDITIONS IN THE UNITED STATES AND WORLDWIDE.  TIDEL
UNDERTAKES NO DUTY TO UPDATE ANY OF THE STATEMENTS SET FORTH IN THIS RELEASE.

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